EX99i

                           DAVID JONES & ASSOC., P.C.
                                    Law Firm

                                 [LOGO OMITTED]

395 Sawdust, # 2148                                             F (281) 419-0564
The Woodlands, TX 77380                                         P (281) 419-0584

          djones@40actlaw.com                      sdrake@40actlaw.com

                                December 3, 2003

The Timothy Plan
1304 West Fairbanks Avenue
Winter Park, Florida 32789

Dear Sirs:

I have been asked by The Timothy Plan (the "Trust"), a business trust organized under the laws of the State of Delaware, to render my opinion with respect to the issuance of an indefinite number of shares of beneficial interest of the Trust (the "Shares") representing proportionate interests in the following series of the Trust (each a "Fund" and together the "Funds"): The Timothy Plan Aggressive Growth Fund, The Timothy Plan Small-Cap Value Fund, The Timothy Plan Large/Mid-Cap Value Fund, The Timothy Plan Large/Mid-Cap Growth Fund, The Timothy Plan Fixed Income Fund, The Timothy Plan Conservative Growth Fund, The Timothy Plan Strategic Growth Fund; and The Timothy Plan Money Market Fund.

The Shares of the Funds are separate series of the Trust consisting of three classes of shares, Class A, Class B, and Class C, all as more fully described in the applicable Prospectus and Statement of Additional Information of the Funds as set forth in Post-effective Amendment # 18 to the Registration Statement of the Trust.

I have examined the Trust's Declaration of Trust, By-Laws, the Prospectuses and Statements of Additional Information, Post-effective Amendment # 18 to the Registration Statement of the Trust and such other documents, records and certificates as deemed necessary for the purposes of this opinion.

Based on the foregoing, I am of the opinion that the Shares of each Fund, when issued, delivered and paid for in accordance with the terms of the then current Prospectus and Statement of Additional Information, as set forth in Post-effective Amendment # 18 to the Registration Statement of the Trust, will be legally issued, fully paid, and non-assessable by the Trust.

Further, I give my permission to include this opinion as an exhibit to the Trust's Post-Effective Amendment No. 18 to Registration Statement on Form N-1A.

Very Truly Yours,

/s/ David D. Jones
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DAVID JONES & ASSOC., P.C.